Exhibit 99.1

Kris Martino	Parag Agarwal
Corporate/Media Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.martino@onsemi.com	parag.agarwal@onsemi.com

ON Semiconductor Reports First Quarter 2016 Results

For the first quarter of 2016, highlights include:

•	Total revenues of $817.2 million

•	GAAP earnings per diluted share of $0.09, non-GAAP earnings per diluted share of $0.17

•	GAAP and non-GAAP gross margin of 33.7 percent

•	GAAP operating margin of 7.1 percent, and non-GAAP operating margin of 10.6 percent

•	Secured committed financing for acquisition of Fairchild Semiconductor

PHOENIX, Ariz. – May 8, 2016 – ON Semiconductor Corporation (Nasdaq: ON) today announced that total revenues in the first quarter of 2016 were $817.2 million, down approximately three percent compared to the fourth quarter of 2015. During the first quarter of 2016, the company reported GAAP net income of $36.0 million, or $0.09 per diluted share. The first quarter 2016 GAAP net income was negatively impacted by approximately $34.3 million of special items, details of which can be found in the attached schedules.

First quarter 2016 non-GAAP net income was $70.3 million, or $0.17 per diluted share, compared to $78.9 million, or $0.19 per diluted share, for the fourth quarter of 2015. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additional information on revenue by end market, region, distribution channel, business units and share count can be found on the “Investors” section of our website.

Total company GAAP and non-GAAP gross margin in the first quarter was 33.7 percent. For the first quarter of 2016, GAAP operating margin was 7.1 percent, and non-GAAP operating margin was 10.6 percent.

Adjusted EBITDA for the first quarter of 2016 was $141.5 million. Adjusted EBITDA for the fourth quarter of 2015 was $147.3 million.

“We delivered strong operating performance in the first quarter with strong gross margin expansion and continued discipline in operating expenses control,” said Keith Jackson, president and CEO of ON Semiconductor. “We will continue to optimize our operations to align our cost structure with the prevailing business environment and to deliver strong financial results.

“During the first quarter, we noticed a stabilization in business conditions, although a few end-markets experienced greater than expected softness. With a strong design win pipeline and exposure to faster growing segments within a diverse group of end-markets, we remain well positioned to outgrow the semiconductor industry.”

SECOND QUARTER 2016 OUTLOOK

“Based on product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenue will be approximately $835 to $875 million in the second quarter of 2016,” Jackson said. “Backlog levels for the second quarter of 2016 represent approximately 80 to 85 percent of our anticipated second quarter 2016 revenue. The outlook for the second quarter of 2016 includes stock-based compensation expense of approximately $14 million to $16 million.”

The following table outlines ON Semiconductor’s projected second quarter of 2016 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q2 2016 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$835 to $875 million		$835 to $875 million
Gross Margin	33.3% to 35.3%		33.3% to 35.3%
Operating Expenses	$215 to $227 million	$25 to $27 million	$190 to $200 million
Net Interest Expense / Other Expenses*	$38 to $41 million	$31 million	$7 to $10 million
Tax	$3 to $7 million	($2) million	$5 to $9 million
Diluted Share Count **	416 million		416 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt. Includes interest expense related to acquisition of Fairchild Semiconductor.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count and Non-GAAP net income per share includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.
***	Special items may include: amortization of intangible assets; amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; inventory valuation adjustments; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; interest incurred for acquisition related financing for periods prior to the acquisition close; income tax adjustments to approximate cash taxes; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that—when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases—provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 9:00 a.m. Eastern Time (EDT) on May 9, 2016, to discuss this announcement and ON Semiconductor’s results for the first quarter of 2016. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number—which is 85899895.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, risks related to the security of our information systems and secured network, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, risks associated with our pending acquisition of Fairchild, including: (1) the risk that the conditions to the closing of the transaction are not satisfied; (2) litigation challenging the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (4) risks that the proposed transaction disrupts our current plans and operations; (5) our ability to retain key personnel; (6) competitive responses to the transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) our ability to realize the benefits of the acquisition of Fairchild; (10) delays, challenges and expenses associated with integrating the businesses;

(11) delays, challenges and expenses associated with the indebtedness planned to be incurred in connection with the transaction; and (12) legislative, regulatory and economic developments, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructuring activities, significant litigation, risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time, risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2015 Annual Report on Form 10-K filed with the SEC on February 24, 2016 (“2015 Form 10-K”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. You should carefully consider the trends, risks and uncertainties described in this document, the 2015 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended
	April 1, 2016	December 31, 2015	April 3, 2015
Revenues	$817.2	$840.3	$870.8
Cost of revenues (exclusive of amortization shown below)	541.7	560.4	570.4

Gross profit	275.5	279.9	300.4
Gross margin	33.7%	33.3%	34.5%
Operating expenses:
Research and development	98.0	91.0	100.4
Selling and marketing	49.2	48.3	53.3
General and administrative	44.5	45.7	46.7
Amortization of acquisition-related intangible assets	23.7	34.6	33.9
Restructuring, asset impairments and other, net	1.7	4.8	(2.3)

Total operating expenses	217.1	224.4	232.0

Operating income	58.4	55.5	68.4

Other income (expense), net:
Interest expense	(15.6)	(14.9)	(9.2)
Interest income	0.3	0.3	0.3
Other	(1.4)	(0.2)	3.7

Other (expense) income, net	(16.7)	(14.8)	(5.2)

Income before income taxes	41.7	40.7	63.2
Income tax (provision) benefit	(5.3)	14.3	(7.4)

Net income	36.4	55.0	55.8
Less: Net income attributable to non-controlling interest	(0.4)	(0.9)	(0.7)

Net income attributable to ON Semiconductor Corporation	$36.0	$54.1	$55.1

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.09	$0.13	$0.13

Diluted	$0.09	$0.13	$0.13

Weighted average common shares outstanding:
Basic	412.6	412.5	431.4

Diluted	415.5	416.9	439.9

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	April 1, 2016	December 31, 2015	April 3, 2015
Assets
Cash and cash equivalents	$619.5	$617.6	$428.1
Short-term investments	—	—	1.3
Receivables, net	428.2	426.4	454.5
Inventories	759.7	750.4	746.9
Other current assets	94.3	97.1	128.1

Total current assets	1,901.7	1,891.5	1,758.9
Property, plant and equipment, net	1,270.4	1,274.1	1,208.4
Goodwill	270.6	270.6	263.8
Intangible assets, net	302.3	325.8	424.6
Other assets	110.1	107.6	89.8

Total assets	$3,855.1	$3,869.6	$3,745.5

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$305.9	$337.7	$362.5
Accrued expenses	245.2	246.2	282.6
Deferred income on sales to distributors	112.9	112.0	156.0
Current portion of long-term debt	525.4	543.4	212.6

Total current liabilities	1,189.4	1,239.3	1,013.7
Long-term debt	835.1	850.5	949.4
Other long-term liabilities	152.5	147.9	155.2

Total liabilities	2,177.0	2,237.7	2,118.3

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.4	5.3	5.3
Additional paid-in capital	3,437.0	3,420.3	3,317.6
Accumulated other comprehensive loss	(41.3)	(42.3)	(45.8)
Accumulated deficit	(673.4)	(709.4)	(860.5)
Less: Treasury stock, at cost	(1,073.7)	(1,065.7)	(811.0)

Total ON Semiconductor Corporation stockholders’ equity	1,654.0	1,608.2	1,605.6
Non-controlling interest in consolidated subsidiary	24.1	23.7	21.6

Total stockholders’ equity	1,678.1	1,631.9	1,627.2

Total liabilities and equity	$3,855.1	$3,869.6	$3,745.5

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended
	April 1, 2016	December 31, 2015	April 3, 2015
Net income	$36.4	$55.0	$55.8
Adjusted for:
Restructuring, asset impairments and other, net	1.7	4.8	(2.3)
Interest expense	15.6	14.9	9.2
Interest income	(0.3)	(0.3)	(0.3)
Gain on sale of available-for-sale securities	—	—	(3.4)
Income tax provision (benefit)	5.3	(14.3)	7.4
Net income attributable to non-controlling interest	(0.4)	(0.9)	(0.7)
Depreciation and amortization	80.7	89.8	90.2
Actuarial gains on pension plans and other pension benefits	—	(5.0)	—
Third party acquisition related costs	2.5	3.3	—

Adjusted EBITDA*	141.5	147.3	155.9
Increase (decrease):
Restructuring, asset impairments and other, net	(1.7)	(4.8)	2.3
Interest expense	(15.6)	(14.9)	(9.2)
Interest income	0.3	0.3	0.3
Gain on sale of available-for-sale securities	—	—	3.4
Income tax provision	(5.3)	14.3	(7.4)
Net income attributable to non-controlling interest	0.4	0.9	0.7
Actuarial gains on pension plans and other pension benefits	—	5.0	—
Third party acquisition related costs	(2.5)	(3.3)	—
Loss (gain) on sale or disposal of fixed assets	(0.1)	0.2	(4.0)
Amortization of debt issuance costs	1.0	0.9	0.3
Write-down of excess inventories	17.9	14.0	17.7
Non-cash share-based compensation expense	11.6	10.6	11.3
Non-cash interest	6.5	6.3	1.8
Change in deferred taxes	1.1	(9.3)	(0.4)
Other	1.5	2.7	(3.0)
Changes in operating assets and liabilities	(41.7)	(13.0)	(86.2)

Net cash provided by operating activities	$114.9	$157.2	$83.5

*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended
	April 1, 2016	December 31, 2015	April 3, 2015
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$275.5	$279.9	$300.4

Special item:
a) Actuarial gain on pension plans and other pension benefits	—	(0.8)	—

Non-GAAP gross profit	$275.5	$279.1	$300.4

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	33.7%	33.3%	34.5%

Special item:
a) Actuarial gain on pension plans and other pension benefits	—%	(0.1)%	—%

Non-GAAP gross margin	33.7%	33.2%	34.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$217.1	$224.4	$232.0

Special items:
a) Amortization of acquisition related intangible assets	(23.7)	(34.6)	(33.9)
b) Actuarial losses on pension plans and other pension benefits	—	4.2	—
c) Restructuring, asset impairments and other, net	(1.7)	(4.8)	2.3
d) Third party acquisition related costs	(2.5)	(3.3)	—

Total special items	(27.9)	(38.5)	(31.6)

Non-GAAP operating expenses	$189.2	$185.9	$200.4

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$58.4	$55.5	$68.4

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—	(0.8)	—
b) Amortization of acquisition related intangible assets	23.7	34.6	33.9
c) Actuarial losses on pension plans and other pension benefits (operating expenses)	—	(4.2)	—
d) Restructuring, asset impairments and other, net	1.7	4.8	(2.3)
e) Third party acquisition related costs	2.5	3.3	—

Total special items	27.9	37.7	31.6

Non-GAAP operating income	$86.3	$93.2	$100.0

	Quarter Ended
	April 1, 2016	December 31, 2015	April 3, 2015
Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):
GAAP operating margin	7.1%	6.6%	7.9%

Special items:
a) Actuarial (gains) pension plans and other pension benefits (cost of revenues)	—%	(0.1)%	—%
b) Amortization of acquisition related intangible assets	2.9%	4.1%	3.9%
c) Actuarial (gains) on pension plans and other pension benefits (operating expenses)	—%	(0.5)%	—%
d) Restructuring, asset impairments and other, net	0.2%	0.6%	(0.3)%
e) Third party acquisition related costs	0.3%	0.4%	—%

Total special items	3.4%	4.5%	3.6%

Non-GAAP operating margin	10.6%	11.1%	11.5%

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$36.0	$54.1	$55.1

Special items:
a) Actuarial losses on pension plans and other pension benefits (cost of revenues)	—	(0.8)	—
b) Amortization of acquisition related intangible assets (operating expenses)	23.7	34.6	33.9
c) Actuarial losses on pension plans and other pension benefits (operating expenses)	—	(4.2)	—
d) Restructuring, asset impairments and other, net	1.7	4.8	(2.3)
e) Third party acquisition related costs	2.5	3.3	—
f) Gain on sale of available-for-sale securities	—	—	(3.4)
g) Non-cash interest on convertible notes	6.5	6.3	1.8
h) Adjustment to reflect cash taxes	(0.1)	(19.2)	2.0

Total special items	34.3	24.8	32.0

Non-GAAP net income	$70.3	$78.9	$87.1

Non-GAAP net income per share:
Basic	$0.17	$0.19	$0.20

Diluted	$0.17	$0.19	$0.20

Weighted average common shares outstanding:
Basic	412.6	412.5	431.4

Diluted	415.5	416.9	439.9

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended
	April 1, 2016	December 31, 2015	April 3, 2015
Cost of revenues	$1.9	$1.9	$1.9
Research and development	2.5	2.2	2.3
Selling and marketing	2.1	1.8	2.2
General and administrative	5.1	4.7	4.9

Total share-based compensation expense	$11.6	$10.6	$11.3

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Profit and Operating Margin

The use of non-GAAP operating profit and operating margin allows management to evaluate, among other things, the operating margin and operating profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, amortization of intangible assets, third party acquisition related costs, and restructuring charges. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Net Income and Net Income Per Share

The use of non-GAAP net income and net income per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and incentive and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry. In periods when the quarterly average stock price per share exceeds $18.50, the Non-GAAP diluted share count and Non-GAAP net income per share includes the anti-dilutive impact of the company’s hedge transactions, issued concurrently with the 1.00% Notes. At an average stock price per share between $18.50 and $25.96, the hedging activity offsets the potentially dilutive effect of the 1.00% Notes and warrants.